Exhibit 99.1

Atlas Energy Solutions Announces Second Quarter 2026 Results

Austin, TX – August 3, 2026 – Atlas Energy Solutions Inc. (NYSE: AESI) (“Atlas” or the “Company”) today reported financial and operating results for the second quarter ended June 30, 2026.

Second Quarter 2026 Highlights

•
Total revenue of $293.2 million, Net loss of $25.1 million and Adj. EBITDA of $49.5 million
•
Net cash used in operating activities of $553 thousand and Adjusted Free Cash Flow of $34.9 million
•
Set quarterly volume record for Dune Express and quarterly shipment record for Last Mile shipments of 6 million tons
•
Completed construction of 26-megawatt ("MW") bridge facility for recently executed behind-the-meter ("BTM") 120-MW private power contract

Financial Summary

	Three Months Ended
	June 30, 2026	March 31, 2026	June 30, 2025
	(unaudited, in thousands, except percentages)
Revenue	$293,178	$265,583	$288,676
Net loss	$(25,096)	$(47,264)	$(5,558)
Net loss Margin	(9%)	(18%)	(2%)
Adjusted EBITDA (1)	$49,514	$29,913	$71,209
Adjusted EBITDA Margin (1)	17%	11%	25%
Net cash provided by (used in) operating activities	$(553)	$18,996	$88,642
Adjusted Free Cash Flow (1)	$34,892	$5,289	$49,620
Adjusted Free Cash Flow Margin (1)	12%	2%	17%
(1)
Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Free Cash Flow, and Adjusted Free Cash Flow Margin are non-GAAP financials measures. See Non-GAAP Financial Measures for a discussion of these measures and a reconciliation of these measures to our most directly comparable financial measures calculated and presented in accordance with GAAP.

John Turner, President & CEO, commented, "Power is where our growth is going, and we are building it contract-first. Our oilfield power division continues to scale and we expect 180 to 200 MWs deployed by the end of this year. In the second quarter we signed our first long-term behind-the-meter contract, for 120 MWs expected to come online at the end of the first quarter of 2027, and we put mobile power on that site immediately to keep the customer running through construction. That is the whole point. Data center customers want one partner to solve the entire power problem, not a generator supplier, and solving it starts on day one rather than the day the permanent plant is finished. Since signing the Global Framework Agreement with Caterpillar, the opportunities in front of us have grown in scale, duration and scope. We are in active negotiations now, and we will announce equipment placements and economics when contracts are signed, not before."

“Atlas’ status as the leading provider of sand and logistics in the West Texas market has positioned us to be selective about the work going forward we secure as the proppant market begins to recover. With the productive capacity of some of our competitors’ mines potentially impaired by lack of sustaining investment, we believe the sand market is currently close to balance and positioned for further tightening in 2027. Atlas is positioning itself to maximize its advantages both for itself and its key customers in a market where we believe supplier execution will be at a premium.”

Bud Brigham, Executive Chairman, said, “Our excitement and optimism in private power lie in the fact that we have the right equipment, the right strategy and, most importantly, the right people. I could not be more excited about the opportunities we are currently working on and sharing more information about those projects in the not-so-distant future when able.”

Second Quarter 2026 Financial Results

Second quarter 2026 total revenue increased $27.7 million, or 10.4% when compared to the first quarter of 2026, to $293.2 million. Product revenue decreased by $5.4 million, or 5.0% when compared to the first quarter of 2026, to $103.5 million. Second quarter 2026 proppant product sales volumes were 5.6 million tons. Service revenue increased $23.6 million, or 17.0% when compared to the first quarter of 2026, to $162.7 million. Second quarter 2026 rental revenue increased $9.5 million, or 54.3% when compared to the first quarter of 2026, to $27.0 million.

Second quarter 2026 cost of sales (excluding depreciation, depletion and accretion expense) (“cost of sales”) increased by $7.3 million, or 3.4% when compared to the first quarter of 2026, to $221.3 million. Cost of sales consisted of $66.1 million of proppant plant and logistics equipment operating costs, $1.4 million from power equipment costs, $140.7 million related to service costs, $8.8 million related to rental costs and $4.3 million in royalties.

Selling, general and administrative expenses for the second quarter of 2026 increased by $3.7 million when compared to the first quarter of 2026, to $39.4 million or 10.4%.

Net loss for the second quarter of 2026 was $25.1 million, and Adjusted EBITDA for the second quarter of 2026 was $49.5 million.

Liquidity, Capital Expenditures and Other

As of June 30, 2026, the Company’s total liquidity was $292.9 million, which was comprised of $168.2 million in cash and cash equivalents, and $124.7 million of availability under the Company’s 2023 ABL Credit Facility.

Conference Call Information

The Company will host a conference call to discuss financial and operational results on August 4, 2026 at 9:00am Central Time (10:00am Eastern Time). Individuals wishing to participate in the conference call should dial (877) 407-4133. A live webcast will be available at https://ir.atlas.energy/. Please access the webcast or dial in for the call at least 10 minutes ahead of the start time to ensure a proper connection. An archived version of the conference call will be available on the Company’s website shortly after the conclusion of the call.

About Atlas Energy Solutions

Atlas Energy Solutions Inc. (NYSE: AESI) is a leading energy solutions provider, unlocking energy that powers the world’s critical infrastructure. For companies requiring power where grid utilities are unavailable, Atlas can help customers overcome the schedule and capital expense barriers that hinder project and operational success. For oil & gas producers, Atlas helps companies overcome disruptive operational and technical challenges to maximize oilfield completions and operations. From large scale private grid power systems to the world’s most advanced frac sand delivery networks, Atlas delivers the engineering, technology and turnkey project execution expertise that turns energy constraints into advantages.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Statements that are predictive or prospective in nature, that depend upon or refer to future events or conditions or that include the words “may,” “assume,” “forecast,” “position,” “strategy,” “potential,” “continue,” “could,” “will,” “plan,” “project,” “budget,” “predict,” “pursue,” “target,” “seek,” “objective,” “believe,” “expect,” “anticipate,” “intend,” “estimate” and other expressions that are predictions of or indicate future events and trends and that do not relate to historical matters identify forward-looking statements. Examples of forward-looking statements include, but are not limited to statements regarding: expectations regarding the leverage profile, including our convertible notes, and expectations of Atlas, our Executed Global Framework Agreement with Caterpillar Inc., our plans and expectations regarding our stock repurchase program; expected expansion and growth opportunities in Atlas’s power business, including our ability to enter into and execute on additional BTM power purchase agreements, long-term power segment, our business strategy, industry, future operations and profitability, expected capital expenditures and the impact of such expenditures on our performance, statements about our financial position, production, revenues and losses, our capital programs, management changes, current and potential future long-term contracts and our future business and financial performance.

Although forward-looking statements reflect our good faith beliefs at the time they are made, we caution you that these forward-looking statements are subject to a number of risks and uncertainties, most of which are difficult to predict and many of which are beyond our control. These risks include but are not limited to: limitations on our financial flexibility due to our existing and any future indebtedness; our ability to successfully execute our share repurchase program or implement future share repurchase programs; higher than expected costs to operate our proppant production and processing facilities or the Dune Express; the amount of proppant we are able to produce, which could be adversely affected by, among other things, operating difficulties and unusual or unfavorable geologic conditions; the volume of proppant we are able to sell and our ability to enter into supply contracts for our proppant on acceptable terms; the prices we are able to charge, and the margins we are able to realize, from our sales of proppant, logistics services, or mobile power generation; hazards customary to the operation of power generation facilities, including transporting, storing and handling fuel, operating industrial, electrical and other equipment, and connecting to high voltage transmission and distribution systems; the demand for and price of proppant and power generation, particularly in the Permian Basin; the success of our electric dredging transition efforts; fluctuations in the demand for certain grades of proppant; the domestic and foreign supply of and demand for oil and natural gas; the effects of actions by, or disputes among or between, members of OPEC+ with respect to production levels or other matters related to the prices of oil and natural gas; changes in the price and availability of natural gas, diesel fuel or electricity that we use as fuel sources for our proppant production facilities and related equipment; development of alternative power generation technologies or changes in the availability of grid power that would reduce the need for mobile power supply, particularly in the Permian Basin; customer concentration, the potential for future consolidation amongst current or potential customers and the possibility that customers may not continue to outsource their power system needs, which could affect demand for our products and services, especially in the power generation industry; the availability of capital and our liquidity; the level of competition from other companies; pending legal or environmental matters; changes in laws and regulations (or the interpretation thereof) or increased public scrutiny related to the proppant production and oil and natural gas industries, silica dust exposure or the environment; facility shutdowns in response to environmental regulatory actions; technical difficulties or failures; liability or operational disruptions due to pit-wall or pond failure, environmental hazards, fires, explosions, chemical mishandling or other industrial accidents; unanticipated ground, grade or water conditions; inability to obtain government approvals or acquire or maintain necessary permits or mining, access or water rights; changes in the price and availability of transportation services; inability of our customers to take delivery; difficulty collecting on accounts receivable; the level of completion activity in the oil and natural gas industry; inability to obtain necessary proppant production or power generation equipment or replacement parts; the amount of water available for processing proppant; any planned or future expansion projects or capital expenditures; our ability to finance equipment, working capital and capital expenditures; inability to successfully grow organically, including through future land acquisitions; inaccuracies in estimates of volumes and qualities of our frac sand reserves; failure to meet our minimum delivery requirements under our supply agreements; material nonpayment or nonperformance by any of our significant customers; development of either effective alternative proppants or new processes that replace hydraulic fracturing; our ability to borrow funds and access the capital markets; our ability to comply with covenants contained in our debt instruments; the potential deterioration of our customers’ financial condition, including defaults resulting from actual or potential insolvencies; changes in tariffs, trade barriers, price and exchange controls and other regulatory requirements, including such changes that may be implemented by U.S. and foreign governments; volatility in political, legal and regulatory environments; changes in global political or economic conditions, including sustained inflation as well as financial market instability or disruptions to the banking system due to bank failures, both generally and in the markets we serve; the impact of geopolitical developments and tensions, war and uncertainty in oil-producing countries (including the invasion of Ukraine by Russia, the ongoing conflict involving Iran and disruptions to shipping through the Strait of Hormuz, continued instability in the Middle East, the recent events in Venezuela and any related political or economic responses and counter-responses or otherwise by various global actors or the general effect on the global economy); health epidemics, such as the COVID-19 pandemic, natural disasters or inclement or hazardous weather conditions, including but not limited to cold weather, droughts, flooding, tornadoes and the physical impacts of climate change; physical, electronic and cybersecurity breaches; the effects of litigation; plans, objectives, expectations and intentions described in this press release that are not historical; and other factors discussed or referenced in our filings made from time to time with the U.S. Securities and Exchange Commission (“SEC”), including those discussed under the heading “Risk Factors” in our Annual Report on Form 10-K, filed with the SEC on February 24, 2026 and any subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Investor Contact

Kyle Turlington

5918 W Courtyard Drive, Suite #500
Austin, Texas 78730
United States
T: 512-220-1200
IR@atlas.energy

Atlas Energy Solutions Inc.

Condensed Consolidated Statements of Income

(unaudited, in thousands, except per share data)

	Three Months Ended
	June 30, 2026	March 31, 2026	June 30, 2025

Product revenue	$103,538	$108,940	$126,608
Service revenue	162,670	139,113	146,355
Rental revenue	26,970	17,530	15,713
Total revenue	293,178	265,583	288,676
Cost of sales (excluding depreciation, depletion and accretion expense)	221,297	214,025	195,904
Depreciation, depletion and accretion expense	46,026	45,226	40,633
Gross profit	25,855	6,332	52,139
Selling, general and administrative expense (including stock-based compensation expense of $8,683, $8,442, and $8,290, respectively)	39,411	35,746	34,371
Credit loss expense	—	17	4,110
Amortization expense of acquired intangible assets	6,441	6,371	6,465
Litigation settlement expense, net	2,550	—	—
Insurance recovery (gain)	—	(3,326)	—
Operating income (loss)	(22,547)	(32,476)	7,193
Interest (expense), net	(16,240)	(15,784)	(14,798)
Loss on early payoff of lease financing	(6,783)	—	—
Other income (expense), net	41	486	370
Loss before income taxes	(45,529)	(47,774)	(7,235)
Income tax benefit	(20,433)	(510)	(1,677)
Net loss	$(25,096)	$(47,264)	$(5,558)

Net loss per common share
Basic	$(0.20)	$(0.38)	$(0.04)
Diluted	$(0.20)	$(0.38)	$(0.04)
Weighted average common shares outstanding
Basic	124,938	124,626	123,655
Diluted	124,938	124,626	123,655

Atlas Energy Solutions Inc.

Condensed Consolidated Statements of Cash Flows

(unaudited, in thousands)

	Three Months Ended
	June 30, 2026	March 31, 2026	June 30, 2025

Operating activities:
Net loss	$(25,096)	$(47,264)	$(5,558)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation, depletion and accretion expense	48,088	46,883	41,717
Amortization expense of acquired intangible assets	6,441	6,371	6,465
Amortization of debt discount	1,457	1,057	1,399
Amortization of deferred financing costs	1,799	97	97
Stock-based compensation	8,683	8,442	8,290
Gain on sales of power equipment	(923)	(1,284)	—
Loss on early payoff of lease financing	6,783	—	—
Deferred income tax	(15,816)	(5,127)	(3,002)
Credit loss expense	—	17	4,110
Other	1,050	(51)	(108)
Changes in operating assets and liabilities:	(33,019)	9,855	35,232
Net cash provided by (used in) operating activities	(553)	18,996	88,642

Investing activities:
Purchases of property, plant and equipment	(153,830)	(29,275)	(40,268)
Proceeds from sales of power equipment	2,310	3,336	—
Proceeds from insurance recovery	—	3,326	—
Net cash used in investing activities	(151,520)	(22,613)	(40,268)

Financing Activities:
Proceeds from issuance of convertible senior notes	436,500	—	—
Purchase of capped calls related to convertible senior notes	(49,725)	—	—
Proceeds from ABL credit facility	—	25,000	—
Principal payments on term loan borrowings	(6,853)	(5,190)	(4,752)
Payment on Deferred Cash Consideration Note	—	(11,085)	—
Payment on ABL credit facility	(75,000)	—	—
Payments under finance leases	(2,814)	(2,134)	(732)
Repayment of equipment finance notes	(14,870)	(2,599)	(1,223)
Issuance costs associated with debt financing	(1,068)	—	—
Premium on early payoff of lease financing	(4,887)	—	—
Taxes withheld on vesting equity awards	(774)	(1,227)	(426)
Dividends	—	—	(30,906)
Repurchases of Common Stock under share repurchase program	—	—	(200)
Net cash provided by (used in) financing activities	280,509	2,765	(38,239)
Net increase (decrease) in cash and cash equivalents	128,436	(852)	10,135
Cash and cash equivalents, beginning of period	39,780	40,632	68,674
Cash and cash equivalents, end of period	$168,216	$39,780	$78,809

Atlas Energy Solutions Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	As of	As of
	June 30, 2026	December 31, 2025
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$168,216	$40,632
Accounts receivable, including related parties, net	217,515	180,783
Inventories, prepaid expenses and other current assets	93,333	86,099
Total current assets	479,064	307,514
Property, plant and equipment, net	1,540,798	1,540,813
Right-of-use assets	84,580	43,783
Goodwill	152,903	152,903
Intangible assets	169,547	182,238
Other long-term assets	128,375	1,177
Total assets	$2,555,267	$2,228,428
Liabilities and stockholders' equity
Current liabilities:
Accounts payable, including related parties	84,284	69,203
Accrued liabilities and other current liabilities	125,884	101,180
Current portion of long-term debt	52,509	40,681
Total current liabilities	262,677	211,064
Long-term debt, net of discount and deferred financing costs	914,215	538,240
Deferred tax liabilities	189,892	221,622
Other long-term liabilities	75,482	48,578
Total liabilities	1,442,266	1,019,504
Total stockholders' equity	1,113,001	1,208,924
Total liabilities and stockholders’ equity	$2,555,267	$2,228,428

Non-GAAP Financial Measures

Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Free Cash Flow, Adjusted Free Cash Flow Margin, Adjusted Free Cash Flow Conversion, Maintenance Capital Expenditures and Adjusted Cash SG&A are non-GAAP supplemental financial measures used by our management and by external users of our financial statements such as investors, research analysts and others, in the case of Adjusted EBITDA, to assess our consolidated operating performance on a consistent basis across periods by removing the effects of development activities, provide views on capital resources available to organically fund growth projects and, in the case of Adjusted Free Cash Flow, assess the financial performance of our assets and their ability to sustain dividends or reinvest to organically fund growth projects over the long term without regard to financing methods, capital structure, or historical cost basis.

These measures do not represent and should not be considered alternatives to, or more meaningful than, net income, income from operations, net cash provided by operating activities or any other measure of financial performance presented in accordance with GAAP as measures of our financial performance. Adjusted EBITDA and Adjusted Free Cash Flow have important limitations as analytical tools because they exclude some but not all items that affect net income, the most directly comparable GAAP financial measure. Our computation of Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Free Cash Flow, Adjusted Free Cash Flow Margin, Adjusted Free Cash Flow Conversion, Maintenance Capital Expenditures and Adjusted Cash SG&A may differ from computations of similarly titled measures of other companies.

Non-GAAP Measure Definitions:

•
We define Adjusted EBITDA as net income before depreciation, depletion and accretion, amortization expense of acquired intangible assets, interest expense, income tax expense, stock and unit-based compensation, loss on extinguishment of debt, loss on disposal of assets, insurance recovery (gain), litigation-related costs, net, unrealized commodity derivative gain (loss), other acquisition related costs, and other non-recurring costs. Management believes Adjusted EBITDA is useful because it allows management to more effectively evaluate the Company’s consolidated operating performance and compare the results of its operations from period to period and against our peers without regard to financing method or capital structure. We exclude the items listed above from net income in arriving at Adjusted EBITDA because these amounts can vary substantially from company to company within our industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Certain prior period litigation-related costs, net are now included as an add-back to Adjusted EBITDA in order to conform to the current period presentation and to more accurately describe the Company’s consolidated operating performance and results period over period.
•
We define Adjusted EBITDA Margin as Adjusted EBITDA divided by total revenue.
•
We define Adjusted Free Cash Flow as Adjusted EBITDA less Maintenance Capital Expenditures. Management believes that Adjusted Free Cash Flow is useful to investors as it provides a measure of the ability of our business to generate cash.
•
We define Adjusted Free Cash Flow Margin as Adjusted Free Cash Flow divided by total revenue.
•
We define Adjusted Free Cash Flow Conversion as Adjusted Free Cash Flow divided by Adjusted EBITDA.
•
We define Maintenance Capital Expenditures as capital expenditures excluding growth capital expenditures, reconstruction of previously incurred growth capital expenditures, equipment assets acquired through debt, and asset retirement obligations.
•
We define Adjusted Cash SG&A as selling, general and administrative expenses (“SG&A”) less stock-based compensation, depreciation in SG&A, non-recurring transaction expenses, and certain litigation expenses and insurance proceeds in SG&A.

Atlas Energy Solutions Inc. – Supplemental Information

Reconciliation of Adjusted EBITDA and Adjusted Free Cash Flow to Net Loss

(unaudited, in thousands)

	Three Months Ended
	June 30, 2026	March 31, 2026	June 30, 2025
Net loss	$(25,096)	$(47,264)	$(5,558)
Depreciation, depletion and accretion expense	48,088	46,883	41,717
Amortization expense of acquired intangible assets	6,441	6,371	6,465
Interest expense	18,103	15,914	14,955
Income tax benefit	(20,433)	(510)	(1,677)
EBITDA	$27,103	$21,394	$55,902
Stock-based compensation	8,683	8,442	8,290
Insurance recovery (gain) (1)	—	(3,326)	—
Litigation-related costs, net (2)	6,683	1,511	750
Other non-recurring costs (3)	7,005	1,750	4,298
Other acquisition related costs (4)	40	142	1,969
Adjusted EBITDA	$49,514	$29,913	$71,209
Maintenance Capital Expenditures (5)	$14,622	$24,624	$21,589
Adjusted Free Cash Flow	$34,892	$5,289	$49,620

Atlas Energy Solutions Inc. – Supplemental Information

Reconciliation of Adjusted Free Cash Flow to Net Cash Provided by Operating Activities

(unaudited, in thousands, except percentages)

	Three Months Ended
	June 30, 2026	March 31, 2026	June 30, 2025
Net cash provided by (used in) operating activities	$(553)	$18,996	$88,642
Current income tax expense (benefit) (5)	(4,617)	4,617	1,325
Change in operating assets and liabilities	33,019	(9,855)	(35,232)
Cash interest expense (5)	14,847	14,760	13,459
Maintenance capital expenditures (5)	(14,622)	(24,624)	(21,589)
Gain on sales of power equipment	923	1,284	—
Credit loss expense	—	(17)	(4,110)
Loss on early payoff of lease financing	(6,783)	—	—
Litigation-related costs, net (2)	6,683	1,511	750
Other non-recurring costs (3)	7,005	1,750	4,298
Other acquisition related costs (4)	40	142	1,969
Insurance recovery (gain) (1)	—	(3,326)	—
Other	(1,050)	51	108
Adjusted Free Cash Flow	$34,892	$5,289	$49,620
Adjusted EBITDA Margin	17%	11%	25%
Adjusted Free Cash Flow Margin	12%	2%	17%
Adjusted Free Cash Flow Conversion	70%	18%	70%
(1)
Represents insurance recovery (gain) related to the dredge mining assets at the Kermit facility.
(2)
Represents litigation-related costs that are unrelated to our core ongoing business operations, including external legal fees and probable settlement fees, net of insurance.
(3)
Other non-recurring costs includes loss on early payoff of lease financing, credit loss expense due to a dispute with a counterparty, costs incurred during our 2025 Term Loan Credit Facility transaction, and other infrequent and unusual costs.
(4)
Represents transactions costs incurred in connection with acquisitions, including fees paid to finance, legal, accounting and other advisors, employee retention and benefit costs, and other operational and corporate costs.
(5)
A reconciliation of these items used to calculate Adjusted Free Cash Flow to comparable GAAP measures is included below.

Atlas Energy Solutions Inc. – Supplemental Information

Reconciliation of Maintenance Capital Expenditures to Purchase of Property, Plant and Equipment

(unaudited, in thousands)

	Three Months Ended
	June 30, 2026	March 31, 2026	June 30, 2025
Maintenance Capital Expenditures, accrual basis reconciliation:
Purchases of property, plant and equipment	$153,830	$29,275	$40,268
Changes in operating assets and liabilities associated with investing activities, equipment assets acquired through debt, and asset retirement obligations (1)	(3,851)	37,801	34
Less: Equipment assets acquired through debt and asset retirement obligations	(3,821)	(35,470)	(6,154)
Less: Growth capital expenditures and reconstruction of previously incurred growth capital expenditures	(131,536)	(6,982)	(12,559)
Maintenance Capital Expenditures, accrual basis	$14,622	$24,624	$21,589

(1)
Positive working capital changes reflect capital expenditures in the current period that will be paid in a future period. Negative working capital changes reflect capital expenditures incurred in a prior period but paid during the period presented. In addition, this amount includes equipment assets acquired through debt and asset retirement obligations.

Atlas Energy Solutions Inc. – Supplemental Information

Reconciliation of Current Income Tax Expense to Income Tax Expense

(unaudited, in thousands)

	Three Months Ended
	June 30, 2026	March 31, 2026	June 30, 2025
Current tax expense reconciliation:
Income tax benefit	$(20,433)	$(510)	$(1,677)
Less: deferred tax expense	15,816	5,127	3,002
Current income tax expense (benefit)	$(4,617)	$4,617	$1,325

Atlas Energy Solutions Inc. – Supplemental Information

Cash Interest Expense to Interest Expense, Net

(unaudited, in thousands)

	Three Months Ended
	June 30, 2026	March 31, 2026	June 30, 2025
Cash interest expense reconciliation:
Interest expense, net	$16,240	$15,784	$14,798
Less: Amortization of debt discount	(1,457)	(1,057)	(1,399)
Less: Amortization of deferred financing costs	(1,799)	(97)	(97)
Less: Interest income	1,863	130	157
Cash interest expense	$14,847	$14,760	$13,459

Atlas Energy Solutions Inc. – Supplemental Information

SG&A to Adjusted Cash SG&A

(unaudited, in thousands)

	Three Months Ended
	June 30, 2026	March 31, 2026	June 30, 2025
Selling, general and administrative expense	$39,411	$35,746	$34,371
Less: Stock-based compensation expense	8,683	8,442	8,290
Less: Depreciation expense recognized in SG&A	2,066	1,656	1,080
Less: Non-recurring transaction expenses (1)	262	1,892	1,949
Less: Litigation expenses and insurance proceeds recognized in SG&A	4,133	413	750
Adjusted Cash SG&A	$24,267	$23,343	$22,302

(1) Represents other non-recurring costs and other acquisition related costs recorded in SG&A.